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                                                                    Exhibit 4.49

    THIRD AMENDMENT TO CONTRACT ON PROCUREMENT OF TELKOM-2 SATELLITE NO.K.TEL
               No.Tel.248/HK.930/UTA-00/2004 dated 29 October 2004

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Parties:                1.  TELKOM; and

                        2.  Orbital Sciences Corporation ("CONTRACTOR").

Preceding Agreements:   1.  Main agreement - No.K.TEL.191/HK.810/UTA-00/2002
                            dated 24 October 2002;

                        2.  Amendment No. 1 - No.K.TEL.260/HK.820/UTA-00/2003
                            dated 15 December 2003;

                        3.  Amendment No. 2 - No.K.TEL.66/HK.920/UTA-00/2004
                            dated 31 March 2004.

Amended Provisions:     1.  The parties agree to amend technical provisions on
                            deliverable equipment, deliverable space and milestone events/acceptance conditions;

                        2. The parties agree to amend the scope of work to become as follows:

                            "the Contractor shall deliver the TELKOM-2
                            Satellite Augmented Master Control Station to TELKOM's designed site in Indonesia no later than FOURTEEN (14) months after the commencement of FPS as set forth in article 1.29 when the Ground System Site Acceptance Review is completed no later than FPS + 16 months".

                        3. The parties agree to amend the provision on adjustments for late delivery.
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